Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated August 10, 2021) pertaining to the 2021 Inducement Equity Incentive Plan of BigCommerce Holdings, Inc. of our report dated February 26, 2021, with respect to the consolidated financial statements of BigCommerce Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

August 10, 2021